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                                                                    EXHIBIT 99.1

CONTACT

Media Inquiries Only:                                 Financial Inquiries only:
Jon Morgan or Michael Freitag                         Roopesh K. Shah
Kekst and Company                                     Miller Buckfire & Co.
(212) 521-4800                                        (212) 895-1858


            ALLIED HOLDINGS, INC. FILES FOR CHAPTER 11 REORGANIZATION
                 TO ADDRESS FINANCIAL AND OPERATIONAL CHALLENGES

                 COMPANY OBTAINS $230 MILLION FINANCING FACILITY
                         TO SUPPORT CONTINUED OPERATIONS

               COMPANY'S OPERATIONS WILL CONTINUE IN NORMAL COURSE

DECATUR, GA., AUGUST 1, 2005 - Allied Holdings, Inc. announced today that, in order to effect a financial restructuring, the Company and certain of its operating subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The filings were made in the U.S. Bankruptcy Court for the Northern District of Georgia.

The Company and its subsidiaries are operating at all of its locations and anticipates that its various distribution and transportation services for the automotive industry will continue to operate in the normal course of business during the reorganization process. The Company will pay its vendors under normal terms for goods and services provided after today's filing.

To help fund its continuing operations during the reorganization, Allied has secured debtor-in-possession financing in an amount up to $230 million from GE Commercial Finance, Morgan Stanley Senior Funding, Inc. and Marathon Asset Management. Subject to court approval, these funds will be available to help satisfy obligations associated with conducting the Company's business, including the payment of wages and benefits to active employees and retirees.

Hugh E. Sawyer, Allied Holdings' President and Chief Executive Officer, stated, "We have made significant progress during the last few years in our efforts to restructure and streamline our operations, including measures to lower overhead expenditures, as well as reduce costs across our non-bargaining employee base. Our more efficient, focused organization has facilitated improvements in damage free deliveries, organic growth through new business with our customers, and reinforced the underlying potential of our core transportation services businesses at our operating subsidiaries. However, these positive developments have been significantly offset by automotive industry dynamics that continue to hamper our financial performance, including a sharp decline in new vehicle production, rising fuel costs, and increasing wage and benefit obligations under the Allied Automotive Group's master agreement with its Teamster-represented employees.

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"Reorganization under Chapter 11 will provide Allied with an opportunity and the forum to address these financial challenges, and we are committed to working cooperatively throughout the process to implement a plan of recovery that serves the Company, as well as the interests of its creditors, employees, customers, and suppliers. Our objective is to use this process to redesign our capital structure in order to lower our debt, reduce the multi-year cost increases associated with our contract with our Teamster-represented employees, address certain customer pricing issues, and take steps to improve our financial performance.

"During this process, we will continue to provide quality service to our loyal customers," Mr. Sawyer continued. "We believe that the new $230 million credit facility will provide the opportunity for the Company to continue to operate in a reliable and stable manner. In addition, our vendors will be paid in full for all goods and services which are provided to the Company and our subsidiaries after the filing date.

"We appreciate the ongoing efforts of our employees who have, over the past four years, made personal sacrifices and maintained their focus through a most challenging period. We will once again rely upon the dedication and support of our employees as we work together to build a more promising future for Allied Holdings."

Allied Holdings' legal advisor is Troutman Sanders, LLP. The Company's financial advisor is Miller Buckfire & Co., LLC.

MORE INFORMATION ABOUT ALLIED'S REORGANIZATION IS AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.ALLIEDHOLDINGS.COM.

About Allied Holdings

Allied Holdings, Inc. is the parent company of several subsidiaries engaged in providing distribution and transportation services of new and used vehicles to the automotive industry. The services of Allied's subsidiaries span the finished vehicle continuum, and include car-hauling, intramodal transport, inspection, accessorization and dealer prep. Allied, through its subsidiaries, is the leading company in North America specializing in the delivery of new and used vehicles.

Statements in this press release that are not strictly historical are "forward looking" statements. Such statements include, without limitations, any statements containing the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "seek," and similar expressions. Investors are cautioned that such statements, including statements regarding Its restructuring, the Company's ability to maintain normal operations during the reorganization and the outcome of reorganization proceedings. Without limitation, these risks and uncertainties include approval of a plan of reorganization by the Bankruptcy Court, the Company's ability to successfully implement a reorganization plan, the outcome of reorganization proceedings, economic recessions or extended or more severe downturns in new vehicle production or sales, the highly competitive nature of the automotive distribution industry, the ability of the Company to comply with the terms of its debtor-in-possession financing facility, the ability of the Company to obtain financing in the future and the Company's highly leveraged financial position. Investors are urged to carefully review and consider the various disclosures made by the Company in this press release and in the Company's reports filed with the Securities and Exchange Commission.